                                                                    EXHIBIT 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:                                         ANALYSTS:
Charles M. Boesel, 312/822-2592                Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167                Kenneth S. De Vries, 312/822-1111

                             CNA FINANCIAL ANNOUNCES
                            3RD QUARTER 2004 RESULTS

CHICAGO, OCTOBER 28, 2004 -- CNA Financial Corporation (NYSE: CNA) today announced third quarter of 2004 results, which included the following items:

      - Net loss for the third quarter of 2004 of $28 million as compared with net loss of $1,760 million in the third quarter of 2003.

      - Book value per common share increased to $31.42 from $29.25 at June 30, 2004.

      - Third quarter 2004 results were negatively affected by $174 million after-tax due to the impact of Hurricanes Charley, Frances, Ivan, and Jeanne.

      - Property and Casualty combined ratio of 96.1% before the 15.7 point impact related to catastrophes.

                                                 RESULTS FOR THE THREE MONTHS ENDED         RESULTS FOR THE NINE MONTHS ENDED
                                                            SEPTEMBER 30                               SEPTEMBER 30
-----------------------------------------------------------------------------------------------------------------------------
($ MILLIONS, EXCEPT PER SHARE DATA)                2004                     2003               2004                   2003
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED INVESTMENT
(LOSSES) GAINS                                   $    14                  $(1,865)            $ 393                $ (1,912)
NET REALIZED INVESTMENT (LOSSES) GAINS               (42)                     105              (257)                    305
                                                 ==========================================================================
NET (LOSS) INCOME                                $   (28)                 $(1,760)            $ 136                $ (1,607)
                                                 ==========================================================================
NET (LOSS) INCOME PER SHARE RESULTS AVAILABLE
TO COMMON STOCKHOLDERS (a)(b)                    $ (0.17)                 $ (7.94)            $0.35                $  (7.39)
                                                 ==========================================================================

(a) Included in the weighted average number of common shares for the three and nine months ended September 30, 2004 are the effects of additional common stock issued related to the November of 2003 sale of $750 million of convertible preferred shares to Loews Corporation. The preferred shares converted into 32,327,015 shares of CNA common stock on April 20, 2004.

(b) The three and nine months ended September 30, 2004 per share results available to common stockholders are reduced by $16 million and $48 million, or $0.06 per share and $0.19 per share, of undeclared preferred stock dividends. The three and nine months ended September 30, 2003 per share results available to common stockholders are reduced by $15 million and $45 million, or $0.07 per share and $0.20 per share, of undeclared preferred stock dividends.

Net results for the three months ended September 30, 2004 were adversely impacted by recent catastrophes, including estimated net losses related to Hurricanes Charley, Frances, Ivan and Jeanne. The four storms negatively impacted third quarter results by $174 million after-tax. This estimate is net of anticipated reinsurance recoveries, and includes the impact of reinstatement premiums and insurance assessments. In addition, the Company recorded a bad debt provision related to Professional Employer Organization (PEO) accounts of $62 million after-tax. The third quarter of 2003 net results were adversely impacted by significant charges, primarily related to net prior year development and increases in the bad debt provisions for insurance and reinsurance receivables.

For the three months ended September 30, 2004, net results increased $1,732 million as compared with the same period in 2003. This improvement in net results was primarily due to continued improved underwriting results for the Property and Casualty Operations. The Property and Casualty Operations produced a combined ratio of 111.8 percent in the third quarter of 2004 as compared with
225.9 percent in the prior year period, which included 15.7 and 3.2 points related to catastrophe impacts. The improvement in underwriting results was primarily due to decreased net unfavorable prior year development of $1,517 million after-tax, partially offset by increased catastrophe impacts of $143 million after-tax.

"The hurricane losses notwithstanding, the 3rd quarter of 2004 was a continuation of the progress made in the first two. We continued to improve our underlying performance with a consistent focus on underwriting and portfolio optimization," said Steve Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "Producing third quarter after-tax income of $14 million before net realized investment losses, despite four hurricanes and strengthening for bad debt, speaks to our progress in becoming a more focused underwriting company."

Net income for the first nine months of 2004 was $136 million as compared with net loss of $1,607 million for the same period in 2003. The increase was primarily due to the factors noted above for the three month period, offset by decreased net realized investment results.

Net realized investment losses were $42 million for the three months ended September 30, 2004 as compared with net realized investment gains of $105 million for the same period in 2003. The decline was primarily due to losses related to derivative securities held to mitigate the effect of changes in long term interest rates on the value of the fixed maturity portfolio. While a decrease in long term interest rates during the third quarter of 2004 resulted in a realized loss related to these derivatives, the fair value of the Company's fixed maturity portfolio benefited from the interest rate movements resulting in a substantial increase in the Company's stockholders' equity.

Net realized investment losses were $257 million for the first nine months of 2004 as compared with net realized investment gains of $305 million for the same period in 2003. The net realized investment losses in 2004 were primarily driven by the impact of the Company's sale of its Individual Life insurance business and losses related to derivative securities, partially offset by the gain on the sale of the Company's Canary Wharf investment in the second quarter of 2004.

          SEGMENT RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                        CORPORATE
                                              STANDARD      SPECIALTY     TOTAL P&C    LIFE & GROUP     & OTHER
($ MILLIONS)                                   LINES          LINES         OPS.        NON-CORE        NON-CORE         TOTAL
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT (LOSSES) GAINS                    $(74)           $80          $  6           $(13)          $ 21          $  14
NET REALIZED INVESTMENT (LOSSES) GAINS          (23)            (8)          (31)             2            (13)           (42)
                                               ==============================================================================
NET (LOSS) INCOME                              $(97)           $72          $(25)          $(11)          $  8          $ (28)
                                               ==============================================================================

          SEGMENT RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                                                                                                       CORPORATE
                                              STANDARD      SPECIALTY     TOTAL P&C    LIFE & GROUP    & OTHER
($ MILLIONS)                                   LINES          LINES          OPS.        NON-CORE      NON-CORE         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
(LOSS) INCOME BEFORE NET REALIZED
  INVESTMENT GAINS                             $(947)         $(140)      $(1,087)        $   9          $(787)        $(1,865)
NET REALIZED INVESTMENT GAINS                     36             12            48            39             18             105
                                               ===============================================================================
NET (LOSS) INCOME                              $(911)         $(128)      $(1,039)        $  48          $(769)        $(1,760)
                                               ===============================================================================

          SEGMENT RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                       CORPORATE
                                              STANDARD      SPECIALTY     TOTAL P&C    LIFE & GROUP    & OTHER
($ MILLIONS)                                   LINES          LINES          OPS.        NON-CORE      NON-CORE        TOTAL
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)                    $ 138          $ 236         $ 374        $ (20)          $ 39           $ 393
NET REALIZED INVESTMENT GAINS (LOSSES)            65             23            88         (385)            40            (257)
                                               ==============================================================================
NET INCOME (LOSS)                              $ 203          $ 259         $ 462        $(405)          $ 79           $ 136
                                               ==============================================================================

          SEGMENT RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                                                       CORPORATE
                                              STANDARD      SPECIALTY     TOTAL P&C    LIFE & GROUP    & OTHER
($ MILLIONS)                                   LINES          LINES          OPS.        NON-CORE      NON-CORE         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
(LOSS) INCOME BEFORE NET REALIZED
  INVESTMENT GAINS                            $ (1,037)       $(99)        $(1,136)       $ 76           $(852)        $(1,912)
NET REALIZED INVESTMENT GAINS                      161          52             213           6              86             305
                                              ================================================================================
NET (LOSS) INCOME                             $   (876)       $(47)        $  (923)       $ 82           $(766)        $(1,607)
                                              ================================================================================

               PROPERTY & CASUALTY SEGMENTS GROSS WRITTEN PREMIUMS

                                                 THREE MONTHS ENDED SEPTEMBER 30             NINE MONTHS ENDED SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------------
($ MILLIONS)                                       2004                  2003                  2004                  2003
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                   $ 1,421               $ 1,626               $ 4,494               $ 4,911
SPECIALTY LINES                                      706                   717                 2,092                 1,959
                                                 =========================================================================
TOTAL P&C OPERATIONS                             $ 2,127               $ 2,343               $ 6,586               $ 6,870
                                                 =========================================================================

                PROPERTY & CASUALTY SEGMENTS NET WRITTEN PREMIUMS

                                                 THREE MONTHS ENDED SEPTEMBER 30             NINE MONTHS ENDED SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------------
($ MILLIONS)                                       2004                  2003                  2004                   2003
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                   $ 1,046                $ 1,028              $ 3,520                $ 3,388
SPECIALTY LINES                                      599                    528                1,772                  1,491
                                                 ==========================================================================
TOTAL P&C OPERATIONS                             $ 1,645                $ 1,556              $ 5,292                $ 4,879
                                                 ==========================================================================

                  PROPERTY & CASUALTY CALENDAR YEAR LOSS RATIOS

                                                 THREE MONTHS ENDED SEPTEMBER 30             NINE MONTHS ENDED SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------------
                                                 2004                   2003                 2004                     2003
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                   80.4%                 177.9%                71.9%                   110.2%
SPECIALTY LINES                                  62.8%                 138.1%                63.4%                    97.8%
TOTAL P&C OPERATIONS                             74.6%                 165.6%                69.3%                   106.6%
TOTAL P&C COMPANIES (a)                          80.6%                 230.6%                75.4%                   130.8%

      (a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

                PROPERTY & CASUALTY CALENDAR YEAR COMBINED RATIOS

                                                 THREE MONTHS ENDED SEPTEMBER 30             NINE MONTHS ENDED SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------------
                                                  2004                  2003                   2004                   2003
---------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                   122.2%                251.7%                 106.8%                 159.7%
SPECIALTY LINES                                   90.4%                168.7%                  90.1%                 126.9%
TOTAL P&C OPERATIONS                             111.8%                225.9%                 101.7%                 150.1%
TOTAL P&C COMPANIES (a)                          117.5%                290.7%                 107.4%                 173.4%

      (a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

               PROPERTY & CASUALTY CALENDAR YEAR LOSS AND COMBINED
                         RATIOS BEFORE CATASTROPHES (a)

                                                        LOSS RATIOS                                COMBINED RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                         THREE MONTHS ENDED     NINE MONTHS ENDED      THREE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30, 2004    SEPTEMBER 30, 2004      SEPTEMBER 30, 2004     SEPTEMBER 30, 2004
--------------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                  59.4%                 65.0%                  99.9%                   99.5%
SPECIALTY LINES                                 61.1%                 62.6%                  88.5%                   89.3%
TOTAL P&C OPERATIONS                            59.9%                 64.3%                  96.1%                   96.4%

      (a) The impacts of catastrophes on the Property and Casualty calendar year loss and combined ratios for the three and nine months ended September 30, 2003 were not meaningful given the significant prior year reserve development recorded in 2003.

               PROPERTY & CASUALTY GROSS ACCIDENT YEAR LOSS RATIOS

                                                   ACCIDENT YEAR 2004           ACCIDENT YEAR 2003          ACCIDENT YEAR 2003
                                                      EVALUATED AT                 EVALUATED AT                EVALUATED AT
                                                   SEPTEMBER 30, 2004           DECEMBER 31, 2003           SEPTEMBER 30, 2004
------------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                             69.4%                        65.4%                       63.3%
SPECIALTY LINES                                            64.2                         67.1                        64.9
TOTAL P&C OPERATIONS                                       67.8%                        65.9%                       63.8%

                PROPERTY & CASUALTY NET ACCIDENT YEAR LOSS RATIOS

                                                   ACCIDENT YEAR 2004           ACCIDENT YEAR 2003          ACCIDENT YEAR 2003
                                                      EVALUATED AT                 EVALUATED AT                EVALUATED AT
                                                   SEPTEMBER 30, 2004           DECEMBER 31, 2003           SEPTEMBER 30, 2004
------------------------------------------------------------------------------------------------------------------------------
STANDARD LINES                                             70.1%                        67.8%                       66.0%
SPECIALTY LINES                                            63.2                         68.9                        65.0
TOTAL P&C OPERATIONS                                       67.9%                        68.1%                       65.7%

BUSINESS OPERATING HIGHLIGHTS

STANDARD LINES includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.

- Gross written premiums decreased $205 million for the third quarter of 2004 as compared with the same period in 2003. The decrease was primarily due to intentional underwriting actions, including reductions in certain silica-related risks and workers compensation policies classified as high hazard.

- Net written premiums increased $18 million for the third quarter of 2004 as compared with the same period in 2003, primarily due to decreased premiums ceded to corporate aggregate and other reinsurance treaties in 2004 as compared with 2003. The 2003 cessions were principally due to the unfavorable net prior year development recorded in the third quarter of 2003.

- Standard Lines achieved average rate increases during the third quarter of 2004 of 3%.

- Net income for the third quarter of 2004 increased $814 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development and a decrease in the bad debt provisions recorded for insurance and reinsurance receivables. These items were partially offset by higher catastrophe losses and decreased net realized investment results.

SPECIALTY LINES provides a broad array of professional, financial and specialty property and casualty products and services.

- Net written premiums increased $71 million for the third quarter of 2004 as compared with the same period in 2003, primarily due to increases in rate and new business in the professional liability lines of business.

- Specialty Lines achieved average rate increases during the third quarter of 2004 of 6%, primarily across professional liability lines.

- Net income for the third quarter of 2004 increased $200 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development, improvements in the current net accident year loss ratio and a decrease in the bad debt provision for reinsurance receivables. These items were partially offset by decreased net realized investment results and higher catastrophe losses.

LIFE AND GROUP NON-CORE primarily includes the results of the life and group lines of business that have been sold or placed in run-off. The Group Benefits business was sold on December 31, 2003 and the Individual Life business was sold on April 30, 2004.

- Net earned premiums decreased $429 million for the third quarter of 2004 as compared with the same period in 2003, due primarily to the absence of premiums from the Group Benefits and Individual Life businesses. There were no premiums for these businesses in the third quarter of 2004 as compared to $372 million of net earned premiums for the third quarter of 2003.

- Net results for the third quarter of 2004 decreased $59 million as compared with the same period in 2003, principally due to the absence of favorable results from the Group Benefits and Individual Life businesses and due to shared overhead expenses related to these businesses. Net income for the sold businesses was $34 million for the third quarter of 2003. Net results also decreased in the third quarter of 2004 as compared with the same period in 2003 as a result of decreased net realized investment results.

CORPORATE AND OTHER NON-CORE contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations including CNA Re (formerly a stand-alone property and casualty operating segment).

- Net results for the third quarter of 2004 increased $777 million as compared with the same period in 2003, primarily due to lower unfavorable net prior year development and a decrease in the bad debt provision for reinsurance receivables. These items were partially offset by the decline in operating results attributable to lower premium volume for CNA Re, which was placed in run-off in October of 2003.

NET INVESTMENT INCOME

Pretax net investment income increased $7 million to $359 million for the third quarter of 2004 as compared with the same period in 2003. The change was primarily due to reduced interest expense on funds withheld and other deposits. The higher interest expense on funds withheld and other deposits in the third quarter of 2003 was due to additional premiums ceded to the corporate aggregate and other reinsurance treaties. This improvement was partially offset by lower net investment income for limited partnerships and fixed maturity securities.

ABOUT THE COMPANY

CNA is the country's seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

CONFERENCE CALL AND WEBCAST INFORMATION:

A CONFERENCE CALL FOR INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY WILL BE HELD FROM 10:00 A.M. TO 11:00 A.M. ET TODAY. ON THE CONFERENCE CALL WILL BE STEPHEN W. LILIENTHAL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CNA INSURANCE COMPANIES, AND OTHER MEMBERS OF SENIOR MANAGEMENT. PARTICIPANTS CAN ACCESS THE CALL BY DIALING (800) 665-0430 OR FOR INTERNATIONAL CALLERS (913) 981-5584. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://INVESTORS.CNA.COM OR YOU MAY GO TO THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE (WWW.CNA.COM) FOR FURTHER DETAILS.

THE CALL IS AVAILABLE TO THE MEDIA, BUT QUESTIONS WILL BE RESTRICTED TO INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY. A TAPED REPLAY OF THE CALL WILL BE AVAILABLE ON CNA'S WEBSITE THROUGH NOVEMBER 4, 2004. THE REPLAY CAN ALSO BE ACCESSED BY DIALING (888) 203-1112 OR FOR INTERNATIONAL CALLERS (719) 457-0820 AND USING PASSCODE 931409. FINANCIAL SUPPLEMENT INFORMATION RELATED TO THE THIRD QUARTER RESULTS IS AVAILABLE ON THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE OR BY CONTACTING KEN DE VRIES AT (312) 822-1111.

FORWARD-LOOKING STATEMENT

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

                                      # # #